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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                             ITT DESTINATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                    NEVADA                                     APPLIED FOR
         (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)
         1330 AVENUE OF THE AMERICAS
              NEW YORK, NEW YORK                                10019-5490
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                  212-258-1000

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                      NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED            EACH CLASS IS TO BE REGISTERED
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
    COMMON STOCK, PAR VALUE $.01 PER SHARE               NEW YORK STOCK EXCHANGE
 SERIES A PARTICIPATING CUMULATIVE PREFERRED             NEW YORK STOCK EXCHANGE
             STOCK PURCHASE RIGHTS
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

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ITEM 1.  BUSINESS

     The information required by this item is contained under the section
"Business" and is identified in the "Index to Financial Statements and Schedules -- ITT Destinations, Inc. -- Business Segment Information" and
"-- Geographic Information" of the ITT Destinations, Inc. Information Statement dated July 17, 1997 included herewith as Exhibit 99.1 (the "Information
Statement") and such section and information are incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION

     The information required by this item is contained under the sections
"Summary -- ITT Destinations, Inc. Summary Financial Information," "ITT
Destinations, Inc. Selected Historical Financial and Operating Data" and
"Management's Discussion and Analysis of Financial Condition and Results of
Operations," of the Information Statement and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES

     The information required by this item is contained under the section
"Business" of the Information Statement and such section is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by this item is contained under the section
"Projected Beneficial Ownership" of the Information Statement and such section is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

     The information required by this item is contained under the sections
"Management and Executive Compensation -- Board of Directors" and "-- Executive
Officers of the Company" of the Information Statement and such sections are incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION

     The information required by this item is contained under the section
"Management and Executive Compensation" of the Information Statement and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by this item is contained under the section
"Management and Executive Compensation -- Certain Relationships and Related
Transactions" of the Information Statement and such sections are incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS

     The information required by this item is contained under the section "Legal
Proceedings" of the Information Statement and such section is incorporated herein by reference.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
         RELATED STOCKHOLDER MATTERS

     The information required by this item is contained under the sections "The
Destinations Distribution -- Listing and Trading of Company Common Stock,"
"Dividend Policy" and "Description of Capital Stock -- Authorized Capital
Stock," "-- Rights Plan" and "Management and Executive Compensation" and
"Projected Beneficial Ownership" of the Information Statement and such sections are incorporated herein by reference.
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ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     On July 16, 1997, ITT Destinations, Inc. issued 1,000 shares of its common stock, par value $.01 per share, for $1.00 per share in cash to ITT Corporation.
The issuance of such stock was exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The information required by this item is contained under the section
"Description of Capital Stock" of the Information Statement and such section is incorporated herein by reference.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The information required by this item is contained under the section
"Liability and Indemnification of Directors and Officers" of the Information
Statement and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The information required by this item is identified in the "ITT
Destinations, Inc. -- Index to Financial Statements and Schedule" of the
Information Statement and such section and information are incorporated herein by reference.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL MATTERS

     None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements

     The information required by this item is identified in the "Index to Financial Statements and Schedules" on pages F-1 and F-2 of the Proxy Statement and such information is incorporated herein by reference.

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     (b) Exhibits

     The following documents are filed as exhibits hereto:

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
EXHIBIT
  NO.                                          DESCRIPTION
-------   -------------------------------------------------------------------------------------
  3.1     Form of Amended and Restated Articles of Incorporation of ITT Destinations, Inc.++
  3.2     Form of By-laws of ITT Destinations, Inc.++
  4.1     Specimen Common Share certificate++
  4.2     Form of Amended and Restated Articles of Incorporation of ITT Destinations, Inc.
          (filed as Exhibit 3.1 hereto)++
  4.3     Form of By-laws of ITT Destinations, Inc. (filed as Exhibit 3.2 hereto)++
  4.4     Form of Rights Agreement between ITT Destinations, Inc. and The Bank of New York, as
          Rights Agent++
  4.5     Form of Certificate of the Voting Powers, Preferences and Relative Participating,
          Optional and Other Special Rights and Qualifications, Limitations or Restrictions of
          Series A Participating Cumulative Preferred Stock of ITT Destinations, Inc. (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.4 hereto)++
  4.6     Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as
          Exhibit 4.4 hereto)++
 10.1     Form of Distribution Agreement among ITT Corporation, ITT Destinations, Inc. and ITT
          Educational Services, Inc.++
 10.2     Form of Intellectual Property License Agreement between ITT Corporation and ITT
          Destinations, Inc. and ITT.++
 10.3     Form of Tax Allocation Agreement among ITT Corporation, ITT Destinations, Inc. and
          ITT Educational Services, Inc.++
 10.4     Form of Employee Benefit Services and Liability Agreement between ITT Corporation and
          ITT Destinations, Inc.++
 10.5     Form of ITT Destinations, Inc. 1997 Restricted Stock Plan for Non-Employee
          Directors.++
 10.6     Form of Indemnification agreement with members of the Board of Directors.++
 10.7     Form of ITT Destinations, Inc. Incentive Stock Plan.++
 10.8     Form of ITT Destinations, Inc. Senior Executive Severance Pay Plan.++
 10.9     Form of R.V. Araskog employment agreement.++
 10.10    Form of Severance Agreement between ITT Destinations, Inc. and certain executives.++
 21       List of Subsidiaries of ITT Destinations, Inc.++
 99.1     ITT Destinations, Inc. Information Statement dated July 17, 1997*

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* Filed herewith.

++ To be filed by amendment.

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     PURSUANT TO THE REQUIREMENTS OF SECTION 12 OF THE SECURITIES EXCHANGE ACT
OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                          ITT DESTINATIONS, INC.

                                          By:    /s/ PATRICK L. DONNELLY
                                            ------------------------------------
                                          Name: Patrick L. Donnelly
                                          Title:  Vice President

Date: July 17, 1997

                                        4
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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  3.1    Form of Amended and Restated Articles of Incorporation of ITT Destinations, Inc.++
  3.2    Form of By-laws of ITT Destinations, Inc.++
  4.1    Specimen Common Share certificate ++
  4.2    Form of Amended and Restated Articles of Incorporation of ITT Destinations, Inc.
         (filed as Exhibit 3.1 hereto)++
  4.3    Form of By-laws of ITT Destinations, Inc. (filed as Exhibit 3.2 hereto)++
  4.4    Form of Rights Agreement between ITT Destinations, Inc. and The Bank of New York, as
         Rights Agent++
  4.5    Form of Certificate of the Voting Powers, Preferences and Relative Participating,
         Optional and Other Special Rights and Qualifications, Limitations or Restrictions of
         Series A Participating Cumulative Preferred Stock of ITT Destinations, Inc.
         (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.4 hereto)++
  4.6    Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as
         Exhibit 4.4 hereto)++
 10.1    Form of Distribution Agreement among ITT Corporation, ITT Destinations, Inc. and ITT
         Educational Services, Inc.++
 10.2    Form of Intellectual Property License Agreement between ITT Corporation and ITT
         Destinations, Inc. and ITT.++
 10.3    Form of Tax Allocation Agreement among ITT Corporation, ITT Destinations, Inc. and
         ITT Educational Services, Inc.++
 10.4    Form of Employee Benefit Services and Liability Agreement between ITT Corporation and ITT Destinations, Inc.++
 10.5    Form of ITT Destinations, Inc. 1997 Restricted Stock Plan for Non-Employee
         Directors.++
 10.6    Form of Indemnification agreement with members of the Board of Directors.++
 10.7    Form of ITT Destinations, Inc. Incentive Stock Plan.++
 10.8    Form of ITT Destinations, Inc. Senior Executive Severance Pay Plan.++
 10.9    Form of R.V. Araskog employment agreement.++
 10.10   Form of Severance Agreement between ITT Destinations, Inc. and certain executives.++
 21      List of Subsidiaries of ITT Destinations, Inc.++
 99.1    ITT Destinations, Inc. Information Statement dated July 17, 1997 *

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* Filed herewith.
++ To be filed by amendment.